DEALER/PROMOTER AGREEMENT

Whereas, Click 1-2-1.COM Inc. (hereinafter "Click"), a Florida corporation whose address is 10400 N.W. 33rd Street, Suite 290, Miami, Florida 33172 is engaged in the business of designing, developing, producing, supplying and distributing various Internet-related services, including telephony services initiated by the Internet (hereinafter "Services"); and Whereas, Click utilizes the services of independent contractors (hereinafter "Promoters") to resell said Services to end users; and Whereas the below signed independent contractor desires to become a Promoter of Click's services in accordance with the terms and compensation basis outlined herein, and for such other and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Click and Promoter hereby agree as follows:

1.       Duties and Rights of Promoter

1.1 Promoter shall use its best efforts to cause end-users to purchase Click's services in accordance with the Click Service Agreement provided in the Click 1-2-1 Guide.

1.2 Any additional products or services offered or sold to Promoters accounts will be commissionable to Promoter. This applies to any new products and services provided by Click and offered to Promoter's customer base. Promoter shall be Click's non exclusive dealer for selling "Internet related services".

1.3 In selling the Service, Promoter shall use only marketing materials and forms approved by Click, which together with materials supplied by Click, remain the property of Click. Promoter shall not make any changes to such forms or materials without the prior express written consent of Click.

1.4  Promoter shall assist in collection of fees from end user.

1.5 Promoter represents that it is authorized to do business where-ever its solicits end users, and that, Promoter will conduct business in full compliance with all applicable laws, rules, regulations and orders, and in a manner consistent with such procedures as Click may adopt from time to time, including those currently set forth in the Click 1-2-1 Guide.

1.6 Promoter agrees to defend and forever indemnify and hold Click harmless from and against all claims, loss, damages and expenses incurred by Click resulting from the breach by Promoter of any of its representations, warranties or undertakings set forth in this Agreement or otherwise arising from the acts or omissions of Promoter.

1.7 Promoter is an independent contractor and as such shall be fully responsible for the application of the Social Security Act, the Federal Unemployment Tax Act, the Fair Labor Standards Act, the Minimum Wage and Overtime Provisions, the Internal revenue Code Provisions and other federal, state and local laws and regulations.

1.8 Promoter shall have no authority, and shall not purport to have authority, to enter into any contract or commitment on behalf of Click.

2.       Duties/Rights of Click

2.1  Click agrees to make payments due to Promoter under this Agreement.

2.2 Click agrees to provide and/or make available to Promoter documents and information normally provided by Click and necessary to fulfill Promoter's duties hereunder, including, but not limited to, Application Documents, Service Agreements, marketing materials and documents and information regarding practices to configure the Service and

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         support the Services.

2.3 Click reserves unto itself final approval to accept or reject all Application Documents presented by Promoter to Click. Upon determination of whether to enter a Service Agreement with a prospective end-user, Click shall endeavor to immediately i8nform Promoter of its decision.

2.4 Click may in its discretion amend, withdraw, substitute, or modify the Services, the area in which the Services are offered, and/or the rates and charges applicable to the Services. Click shall have the right to refuse to provide Services to any prospective end-user or any existing end-user without incurring liability to Promoter.

2.5 Click reserves the right to engage an unlimited number of entities or individuals other than Promoter to perform the same or similar Services on behalf of Click and to engage in direct selling of such Services anywhere that Click offers Services.

2.6 Click has the right to set off from any amount that would otherwise be payable to Promoter the full amount of any damages and attorney fees to which Click is entitled due to the breach of this Agreement. Promoter consents to the attachment of Promoter's commissions to be held in escrow during the pendency of litigation.

3.       Compensation

3.1 Click shall pay Promoter a commission for accounts in accordance with the Compensation Schedule set forth as Appendix A (and Incorporated herein) and as further set forth in this paragraph. Promoter shall only receive commission from those accounts resulting from Promoter's efforts as evidenced by a duly executed original Service Agreement during the term of this Agreement and at times when neither Promoter nor end-user is in breach or default of this Agreement and/or the Service Agreement. The amount upon which commissions are calculated, as outlined in "Appendix A", shall be all payments made by end-user to Click for usage of the Services during the term of the Service Agreement, less taxes, penalties for late payment or improper use, set offs as set forth in 2.6 above, adjustments, charge-backs, credits in favor of end-users, and costs of collection (including attorney's fees). Click shall not reimburse Promoter for any costs or expenses incurred by Promoter pursuant to its performance of Duties under this Agreement.

3.2 Commissions will be payable to Promoter not later than the latest day of each month following the month of Click's receipt.

3.3 BOTH PARTIES UNDERSTAND AND AGREE THAT IT IS THE CUSTOMERS RESPONSIBILITY TO CHECK THEIR ACCOUNT ON THE INTERNET, SINCE NO BILLS ARE MAILED, TO INSURE THAT THEIR ACCOUNT HAS A SUFFICIENT CREDIT BALANCE TO PAY ALL CHARGES AS THEY OCCUR, INCLUDING MONTHLY ACCESS FEES, OR THE SERVICE WILL BE TERMINATED.

4.   Terms and Termination

4.1 This Agreement is effective upon execution by the last party to sign, and expires the sooner of six (6) months or the sale of 2000 Chat Licenses. This Agreement may thereafter renew on terms mutually agreeable to both parties. This Agreement may be terminated by either party at any time upon 30 days written notice or by a new term Agreement is executed, which shall supercede this Agreement.

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4.2  This Agreement can be terminated by Click, with no less than 30 days notice, of the Promoter fails to meet performance requirements as outlined in "Appendix A".

4.3 This Agreement may be terminated by either party in the event of a material breach by the other party which is not cured within 30 days of receipt of written notice. In addition, this Agreement shall terminate 30 days after the filing, against either Parties assets, of a petition in bankruptcy or insolvency, or for reorganization or for the appointment of a receiver or trustee, of all or a portion of such Party's property, pursuant to a statute of the United States or any State, where such filing is not discharged or withdrawn within said 30 day period.

4.4 This Agreement may be terminated upon 30 days written notice for conduct by Promoter that Click deems injurious to Click's reputation.

4.5 This Agreement shall terminate immediately upon the death or disability of Promoter, or if Promoter is unable to perform its Duties for any consecutive 30 day period for any reason.

4.6 After termination of this Agreement, Promoter shall cease use of materials provided by and approved by Click as set forth in paragraphs 1.3 and 2.2 herein, and shall immediately return to Click all originals and copies of customers lists and other proprietary information as set forth in paragraphs 5.1 and 5.2 below.

4.7 Promoter may not assign or transfer its interest, rights or obligations under this Agreement without the prior written consent of Click.

4.8 This Agreement may be terminated by Click if Promoter uses Click products in the process of "Spamming" customers or potential customers on the Internet. Promoter acknowledges and consents to the termination of end-users who use Click products in the process of "Spamming" on the Internet.

5.   Confidential Information and Intellectual Property

5.1 Any compilation, including databases, lists and/or agreement, containing any and all active customer (end-user) information gathered by Click or by Promoter during the term of this Agreement, including but not limited to name and address, pricing/purchasing information, financial information, and the like is the proprietary, trade secret information of Click and shall be turned to Click upon request or termination of this Agreement.

5.2 Further confidential/proprietary information of Click is to be returned to Click upon request or termination of this Agreement, includes but is not limited to any and all documents, compensation schedules, records, techniques, marketing program materials, computer software programs, database, code files, Reseller Guide, computer files containing images or graphic designs and any other information in any form or computer data relating to the business of Click.

5.3 Upon termination of this Agreement, Promoter will not use proprietary information of Click for any purpose. At no time during the term of this Agreement will Promoter make use of the proprietary information of Click as defined above other than for the express purposes set forth int this Agreement.

5.4 This Section shall not in any way limit Click's breadth of protection under applicable trade secret and unfair competition laws.

5.5 During the term of this Agreement, Promoter shall use certain trademarks, trade names, service marks, copyrights, common law marks, logos and other intellectual property

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     assets owned by Click, as expressly approved in advance, in writing, by
     Click. Promoter's usage of the above-described intellectual property shall be in connection with resale/promotion of the Click Services. Promoter shall not use any trade names, copyright, trademarks, service marks, logos or the like, which are confusingly similiar to any intellectual properties of Click. The intellectual property assets and the good will associated therewith remain the sole property of Click. Promoter shall use applicable notice by all Click intellectual property as set forth int eh Click Guide.

6.   Miscellaneous Provisions

6.1 Each party represents that it has the right to enter into this Agreement, that its signatories have the authority to bind and that the performance of the terms of this Agreement do not violate confidentially, non-compete or other agreement by which the party is bound.

6.2 Click makes no representation that is intellectual property assets do not infringe on the rights of any person anywhere in the world, that the goods will beof a specified quality or that they will not be interrupted, that the Services comply with the laws of any country other than the U.S.A., or that value added, excise or other taxes, or equipment surcharges are not payable on the Services.

6.3 CLICK MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICE, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITHOUT LIMITING THE FOREGOING, PROMOTER FULLY RELEASES AND RELIEVES CLICK FORM ALL LIABILITY FOR ALL DAMAGES, COSTS, EXPENSES AND LIABILITIES OF EVERY KIND AND NATURE, INCLUDING WITHOUT LIMITATION, LOST PROFITS, DAMAGE TO GOODWILL AND ALL CONSEQUENTIAL SPECIAL, INDIRECT, PUNITIVE AND OTHER DAMAGES WHATSOEVER, ARISING OUT OF THE PERFORMANCE OR NONPERFORMANCE OF THE SERVICE.

6.4 In the event any of the provisions of this Agreement are deemed to be invalid or unenforceable by Court order, or otherwise, the unenforceable provision shall be deemed serverable from the remainder of this Agreement and the remaining provisions shall remain binding.

6.5 The terms and provisions of this Agreement shall be governed and enforced pursuant to the laws of the state of Florida. Promoter hereby submits to the jurisdiction of the courts of Miami, Dade County and/or the Southern District of Florida to resolve any dispute relating to the terms of this Agreement or the Services addressed in this Agreement.

6.6 Neither Party shall be liable to the other Party for any delay in performing obligations under this Agreement, if such delay is caused by circumstances beyond the non- performing Party's reasonable control, including, but not limited to, any delay caused by any act or omission of the other Party, acts of God, war, floods, windstorm, labor disputes or delay of essential materials or services.

6.7 This Agreement constitutes the sole and entire Agreement among the Parties pertaining to the subject matter contained herein and supercedes and cancels any and all contemporaneous agreements or understandings, whether oral or written, among the parties with respect to the subject matter contained herein.

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PROMOTER: STARTCALL CORP.
ADDRESS:  1001 BRICKELL BAY DR.
          SUITE 1402, MIAMI FL
PHONE:    305-579-9008
Name:     Antonio Treminio             Name:            Ernesto Liebster
Title:    President                    Title            C.O.O.
Signature /s/ Antonio Treminio         Signature        /s/ Ernesto Liebster

                                                        6/9/00

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                  CLICK INTERCONNECT DEALER/PROMOTER AGREEMENT

                            APPENDIX "B" Co-Branding

Click And Call Corporation ("Click And Call") and Click Interconnect, Inc. now known as Click 1-2-1.COM, Inc ("Click") entered into a Delaer/Promotion Agreement on March , 2000 and wish to amend that Agreement as follows:

         1. Click hereby agrees to Co-Branding with Click And Call, the Visitor Pop-Up Screen known as the "Chat Login Operator Login" and the "Back Office" on Click's Live Chat Service, subject to certain restrictions. Co-Branding is limited to those areas and specifications designated in the "Screen/Logo Customization Guidelines" which is attached as "Exhibit 1". In addition, these creens which will be prepared by Click, shall contain the following text, "Powered by Click 1-2- 1.COM Inc."

         2.       All other provisions of the Agreement remain the same.

Appendix "B" amend and merges into the Agreement dated March , 2000 and becomes effective upon the last party to sign. It expires upon the expiration of the underlying Agreement.

Click And Call Corporation           Click 1-2-1.COM Inc.

By: /s/ Antonio Treminio             Ernesto Liebster

Its' President                       Its' C.O.O.

(X) ANTONION TREMINIO                (X) /s/ Ernesto Liebster

Date: 3/16/00                        Date: 3/16/00

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                             Amendment to Agreement
                                     between

                              Click 1-2-1.COM Inc.
                                       and
                               Startcall.com, Inc.

WHEREAS Click 1-2-1.COM Inc. ("Click") and Startcall.com, Inc. ("Start Call"), taken together (the "Parties"), entered into a DEALER/PROMOTER AGREEMENT March 10, 2000 (the "Agreement"), and now wish to extend and modify that Agreement, effective on the date the last party executes this Amendment.

AND WHEREAS the Parties have exchanged mutual promises, as well as other good and valuable consideration, the sufficiency of which is hereby acknowledge.

NOW THEREFORE, the Parties have agreed to that the term of the Agreement shall be extended for an additional twelve (12) months from the effective date of this Amendment, and

A.  Click hereby agrees to permit Start Call to:

          1. Promote its' ChatLive service with a thirty (30) day free trial offer to mutually agreed upon data bases of customers and through its' normal sales channels, until Start Call acquires three thousand (3000) paying customers for Click's ChatLive service, and

          2. Sell ChatLive with other services, as a package, provided Start Call obtains Click's advance approval for the package, and

          3. Invoice and collect from customers directly in the situation detailed in Item A.2, above, provided Click and Start Call mutually agreement that an adequate billing, audit and customer management system is provided for these customer. All other customers will be billed by Click.

B. Start Call agrees:

          1. To pay Click upon the execution of the Amendment a Refundable Deposit of twenty-five thousand dollars ($25,000), to be applied against Click's shares of Revenue from customers described in Item A, 3 above, and

          2. To pay Click an additional Deposit of twenty-five thousand dollars ($25,000), upon the sooner of: Click, or
               a) Start Call acquiring one thousand (1,000) ChatLive customers for Click, or
               b) Start Call reaching a zero ($0.00) balance on their original twenty-five thousand dollar ($25,000) Deposit detailed in Item B.1. above.

AGREED:

Click 1-2-1.COM Inc.           Startcall.com, Inc.

/s/ Steven T. Stripe           /s/ Antonio Treminio
-------------------------      --------------------
By: Steven T. Stripe           By: Antonio Treminio

Title: CEO                     Title: President

Dated: 11/6/00                 Nov. 1/00